SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 12, 2003

BARRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-19690 [Commission File Number]	94-2993326 (I.R.S. Employer Identification Number)

2100 Milvia Street
Berkeley, California 94704-1113
(Address of principal executive offices)

(510) 548-5442
(Registrant’s telephone number, including area code)

ITEM 5. Other Events
SIGNATURE

ITEM 5. Other Events

     On February 12, 2003, the Board of Directors of Barra, Inc. and Mellon Investor Services, acting as the rights agent, executed an amendment to the company’s Preferred Stock Rights Agreement, dated as of August 15, 2001 (the “Rights Agreement”). The amendment increased the percentage threshold of the company’s outstanding common stock, from 20% to 25%, that Dr. Andrew Rudd, the company’s current Chairman of the Board of Directors, may acquire prior to becoming an “Acquiring Person” under the terms of the Rights Agreement.

     As of February 6, 2003, Dr. Rudd beneficially owned 17.87% of the company’s outstanding capital stock. Dr. Rudd’s beneficial ownership has increased since the initial adoption of the Rights Agreement in August 2001. The primary cause of this increase has been the company’s repurchasing of its shares in the open market pursuant to its stock repurchase plan. In the nine months ended December 31, 2002, the company repurchased 2,128,650 shares of its common stock, resulting in fewer outstanding shares and a corresponding increase in percentage ownership for existing holders of the company’s common stock, including Dr. Rudd. As of February 6, 2003, the company had authorization from its Board of Directors to repurchase up to an additional 1,061,300 shares of common stock. Accordingly, Dr. Rudd’s beneficial ownership may further increase in the future as a result of additional repurchases by the company. The amendment will be filed as an exhibit to a Form 8-A/A with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRA, INC.

Date: February 14, 2003

	By:	/s/ Kamal Duggirala Kamal Duggirala Chief Executive Officer